UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

JDA Software Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14400 North 87th Street

Scottsdale, Arizona 85260-3649

(Address of principal executive offices including zip code)

(480) 308-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously reported on November 1, 2012, JDA Software Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with RP Crown Parent, LLC, a Delaware limited liability company (“Borrower”) and RP Crown Acquisition Sub, LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of Borrower (“Purchaser”). Borrower and Purchaser are affiliates of RedPrairie Corporation, a Delaware corporation. Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, on November 15, 2012, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.01 par value per share, of the Company (“Shares”) at a purchase price of $45.00 per Share (the “Offer Price”), net to the seller in cash without interest thereon and less any required withholding taxes.

On December 21, 2012, Purchaser became the owner of more than 90% of the outstanding Shares, and in accordance with the Merger Agreement and as permitted by applicable law, Purchaser merged with and into the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), (i) the Company was the surviving corporation in the Merger and now is a wholly-owned direct subsidiary of Borrower and (ii) each outstanding Share not validly tendered, accepted for payment and paid for pursuant to the Offer (other than Shares owned by the Company (including treasury shares), Borrower or Purchaser (other than shares in trust accounts, managed accounts and the like), or by stockholders of the Company who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law) was converted into the right to receive the Offer Price, net to the seller thereof in cash without interest thereon and less any required withholding taxes. Following the Effective Time, the Shares were delisted from The NASDAQ Global Select Market, and will be deregistered under the Securities Exchange Act of 1934, as amended, and the Company will no longer file periodic reports with the Securities and Exchange Commission on account of the Shares.

Item 1.02

Credit Agreements

As previously reported on November 14, 2012, in connection with the Merger Agreement, the Offer, and the transactions contemplated thereby, Borrower and Holdings (defined below) entered into:

•

a first lien credit agreement dated December 14, 2012, among Borrower, RP Crown Holding, LLC, a Delaware limited liability company, as guarantor (“Holdings”), Credit Suisse AG, Cayman Islands Branch, as administrative agent ( the “Administrative Agent”), and the respective lenders parties thereto, providing for senior secured first lien term loans of $1,450,000,000 and a senior secured first lien revolving credit facility of $100,000,000, on the terms and subject to the conditions therein (the “First Lien Facilities”), and

•

a second lien credit agreement dated December 14, 2012, among Borrower, Holdings, Administrative Agent, and the respective lenders parties thereto, providing for senior secured second lien term loans of $650,000,000, on the terms and subject to the conditions therein (the “Second Lien Facility” and together with the First Lien Facilities, the “Facilities”).

Guarantees and Security Agreements

On December 21, 2012, in connection with the Facilities, the Company entered into:

•

the First Lien Guarantee and Collateral Agreement among Holdings, the Borrower, the domestic subsidiaries of the Borrower parties thereto, including the Company, and the Administrative Agent (the “First Lien Guarantee and Collateral Agreement”), and

•

the Second Lien Guarantee and Collateral Agreement among Holdings, Borrower, the domestic subsidiaries of the Borrower parties thereto, including the Company, and the Administrative Agent (the “Second Lien Guarantee and Collateral Agreement”).

Obligations under the Facilities are guaranteed by Holdings, the Company’s indirect parent, Borrower, and certain domestic subsidiaries of the Borrower. Obligations under the Facilities, and the guarantees thereof, are secured, subject to certain exceptions, by substantially all of the assets of Holdings, Borrower and certain of its domestic subsidiaries, including the Company, which includes a pledge of all of the capital stock of certain subsidiaries of the Company (which pledge, in the case of the capital stock of certain foreign subsidiaries, is limited to 65% of such capital stock).

The descriptions above do not purport to be complete and are qualified in their entirety by the First Lien Guarantee and Collateral Agreement and the Second Lien Guarantee and Collateral Agreement, copies of which are filed as exhibits hereto and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.02 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	First Lien Guarantee and Collateral Agreement, dated December 21, 2012 among RP Crown Holding, LLC, RP Crown Parent, LLC, and the domestic subsidiaries of RP Crown Parent, LLC identified therein

10.2	Second Lien Guarantee and Collateral Agreement, dated December 21, 2012 among RP Crown Holding, LLC, RP Crown Parent, LLC, and the domestic subsidiaries of RP Crown Parent, LLC identified therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2012

JDA Software Group, Inc.

By:	/s/ David Kennedy
Name: David Kennedy
Title: EVP & Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Lien Guarantee and Collateral Agreement, dated December 21, 2012 among RP Crown Holding, LLC, RP Crown Parent, LLC, and the domestic subsidiaries of RP Crown Parent, LLC identified therein

10.2	Second Lien Guarantee and Collateral Agreement, dated December 21, 2012 among RP Crown Holding, LLC, RP Crown Parent, LLC, and the domestic subsidiaries of RP Crown Parent, LLC identified therein